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                                                                     EXHIBIT 4.6

                              CERTIFICATE OF MERGER

                                       OF

                      NOBLE CAYMAN ACQUISITION CORPORATION

                                  WITH AND INTO

                           NOBLE DRILLING CORPORATION

                  This CERTIFICATE OF MERGER (the "Certificate") is being executed and filed pursuant to Sections 251 of the Delaware General Corporation Law (the "DGCL"). The undersigned, Noble Cayman Acquisition Corporation, a Delaware corporation ("Merger Sub"), and Noble Drilling Corporation, a Delaware corporation ("Noble-Delaware"), hereby certify that:

                  FIRST: The name and state of incorporation of each of the constituent corporations are as follows:

                Name                                  State of Incorporation
                ----                                  ----------------------
Noble Cayman Acquisition Corporation                           Delaware
Noble Drilling Corporation                                     Delaware

                  SECOND: An Agreement and Plan of Merger (the "Merger Agreement") among Merger Sub, Noble-Delaware, Noble Holding (U.S.) Corporation, the sole stockholder of Merger Sub ("Holdco"), and Noble Corporation, the sole stockholder of Holdco, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251 of the DGCL.

                  THIRD: The name of the surviving corporation is Noble Drilling Corporation.

                  FOURTH: The Restated Certificate of Incorporation of Noble-Delaware, the surviving corporation, shall be amended to read in its entirety as set forth on Exhibit A attached hereto.

                  FIFTH: The executed Merger Agreement is on file at the principal place of business of Noble-Delaware, at the following address: Noble Drilling Corporation, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478. A copy of the Merger Agreement will be furnished by Noble-Delaware, on request and without cost, to any stockholder of any constituent corporation.

                  SIXTH: The effective time of the Merger (the "Effective Time") shall be 11:59 p.m. Eastern Standard Time on April 30, 2002.

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                  SEVENTH: At any time prior to the time that this Certificate of Merger becomes effective, the Merger Agreement and this Certificate of Merger may be terminated by the Board of Directors of Noble-Delaware.

                                    * * * * *

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                  IN WITNESS WHEREOF, the undersigned have caused this
Certificate to be executed as of April 30, 2002.

                                        NOBLE CAYMAN ACQUISITION CORPORATION

                                        By:    /s/ Julie J. Robertson
                                           -------------------------------------
                                         Name:  JULIE J. ROBERTSON
                                         Title: Vice President and Secretary

                                        NOBLE DRILLING CORPORATION

                                        By:    /s/ Robert D. Campbell
                                           -------------------------------------
                                         Name:  ROBERT D. CAMPBELL
                                         Title: President

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                                                                       EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           NOBLE DRILLING CORPORATION

                                    ARTICLE I

         The name of the corporation is Noble Drilling Corporation (the "Corporation").

                                   ARTICLE II

         The address of the initial registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the initial registered agent of the Corporation at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL").

                                   ARTICLE IV

         The Corporation is to have perpetual existence.

                                    ARTICLE V

         The total number of shares that the Corporation shall have authority to issue is Ten Thousand (10,000) shares of common stock, par value of $.01 per share ("Common Stock").

                                   ARTICLE VI

         The number of directors constituting the Board of Directors of the Corporation (the "Board of Directors") is three (3). Subject to the provisions of law, the number of the directors of the Corporation may be increased or decreased from time to time pursuant to the Bylaws of the Corporation (the "Bylaws"). Each director shall serve until the annual meeting of stockholders next following his election or until his earlier death, resignation or removal. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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                                   ARTICLE VII

         The Board of Directors is expressly authorized and empowered to make, alter or repeal the Bylaws, subject to the power of the stockholders to alter or repeal the Bylaws.

                                  ARTICLE VIII

         The election of directors need not be by written ballot unless the Bylaws so provide.

                                   ARTICLE IX

         To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director. Without limiting the foregoing in any respect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                                    ARTICLE X

         Any contract or other transaction between the Corporation and one or more of its directors, between the Corporation and any firm of which one or more of its directors is a member or of which a director is an employee or in which a director is otherwise interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees or in which they are interested shall be valid for all purposes. The foregoing shall be true notwithstanding the presence of such director or directors at the meeting of the Board of Directors that acts upon or in reference to such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall nevertheless authorize, approve and ratify such contract or transaction by vote of a majority.

                                   ARTICLE XI

         The Corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

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